UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 12, 2016

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Louisiana St., Suite 700, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-780-9494

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Plan of Reorganization

As previously disclosed in the Current Report on Form 8-K filed by Goodrich Petroleum Corporation (the “Company”), on April 15, 2016, the Company and its subsidiary, Goodrich Petroleum Company, L.L.C. (the “Subsidiary” and, together with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) for reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Debtors’ Chapter 11 cases were jointly administered under the caption In re Goodrich Petroleum Corporation, et. al (Case No. 16-31975). On August 12, 2016, the Debtors filed the proposed First Amended Joint Chapter 11 Plan of Reorganization (as amended, modified, or supplemented from time to time, the “Plan”).

On August 18, 2016, the Bankruptcy Court entered an order (i) conditionally approving the Debtors’ disclosure statement, (ii) approving solicitation and notice procedures for the Plan, (iii) approving the forms of ballots and notices in connection therewith, (iv) scheduling certain dates with respect thereto, and (v) granting related relief.

On September 28, 2016, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law and Order Approving the Disclosure Statement and Confirming the Debtors’ First Amended Joint Chapter 11 Plan of Reorganization (the “Confirmation Order”), which approved and confirmed the Plan, as modified by the Confirmation Order. Copies of the Confirmation Order and the Plan were included as exhibits to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 3, 2016.

On October 12, 2016 (the “Effective Date”), the Company satisfied the conditions to effectiveness set forth in the Confirmation Order and in the Plan, the Plan became effective in accordance with its terms and the Company and the Subsidiary emerged from the Chapter 11 cases. All capitalized terms used herein but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

Exit Credit Agreement

On the Effective Date, upon consummation of the Plan, the Company entered into an Exit Credit Agreement (the “Exit Credit Agreement”) with Goodrich Petroleum Company, L.L.C., as borrower (the “Borrower”), and Wells Fargo Bank, National Association, as administrative agent, and certain other lenders party thereto. Pursuant to the Exit Credit Agreement, the lenders party thereto have agreed to provide the Borrower with a $20 million senior secured term loan credit facility (the loans thereunder, the “Loans”), with an outstanding principal amount of $20 million.

The maturity date of the Exit Credit Agreement is September 30, 2018, unless the Borrower notifies the Administrative Agent that it intends to extend the maturity date to September 30, 2019, subject to certain conditions including payment of a fee.

Until such maturity date, the Loans under the Exit Credit Agreement shall bear interest at a rate per annum equal to (i) the alternative base rate plus an applicable margin of 4.50% or (ii) adjusted LIBOR plus an applicable margin of 5.50%.

The Borrower may elect, at its option, to prepay any borrowing outstanding under the Exit Credit Agreement without premium or penalty (except break funding payments may be payable pursuant to the terms of the Exit Credit Agreement).

The Borrower may be required to make mandatory prepayments of the Loans under the Exit Credit Agreement if the total borrowings exceed the aggregate credit amounts, and if the Borrower is not in compliance with the Total Proved Asset Coverage Ratio (as defined in the Exit Credit Agreement) or the Secured Debt Asset Coverage Ratio (as defined in the Exit Credit Agreement).

Additionally, if the Borrower has outstanding borrowings and the Consolidated Cash Balance (as defined in the Exit Credit Agreement) exceeds (i) $27.5 million as of the close of business on the most recently ended business day on or before March 31, 2018 or (ii) $7.5 million as of the close of business on the most recently ended business day on or after April 1, 2018, the Borrower may also be required to make mandatory prepayments in an aggregate principal amount equal to such excess.

Furthermore, the Borrower is required to make certain mandatory prepayments within one business day of (i) the issuance of any Equity Interests (as defined in the Exit Credit Agreement) of the Company, (ii) the consummation of any sale or other disposition of Property (as defined in the Exit Credit Agreement) and (iii) the assignment, termination or unwinding of any Swap Agreements (as defined in the Exit Credit Agreement).

Amounts outstanding under the Exit Credit Agreement are guaranteed by the Company and secured by a security interest in substantially all of the assets of the Company and the Borrower.

The Exit Credit Agreement contains certain customary representations and warranties, including organization; powers; authority; enforceability; approvals; no conflicts; financial condition; no material adverse change; litigation; environmental matters; compliance with laws and agreements; no defaults; Investment Company Act; taxes; ERISA; disclosure; no material misstatements; insurance; restrictions on liens; subsidiaries; location of business and offices; properties; titles, etc.; maintenance of properties; gas imbalances, prepayments; marketing of production; swap agreements; use of loans; solvency; sanctions laws and regulations; foreign corrupt practices; money laundering laws; and embargoed persons.

The Exit Credit Agreement also contains certain affirmative and negative covenants, including delivery of financial statements; conduct of business; reserve reports; title information; collateral and guarantee requirements; indebtedness; liens; dividends and distributions; investments; sale or discount of receivables; mergers; sale of properties; termination of swap agreements; transactions with affiliates; negative pledges; dividend restrictions; gas imbalances; take-or-pay or other prepayments; and swap agreements.

The Exit Credit Agreement also contains certain financial covenants, including the maintenance of (i) a Total Proved Asset Coverage Ratio (as defined in the Exit Credit Agreement) not to be less than 1.5 to 1.0 initially, and increasing to 2.0 to 1.0 or after December 31, 2018, (ii) Secured Debt Asset Coverage Ratio (as defined in the Exit Credit Agreement) not to be less than 1.10 to 1.00 initially, and increasing to 1.35 to 1.00 and 1.50 to 1.00 after March 31, 2017 and September 30, 2017, respectively, in the case of clauses (i) and (ii), to be determined as of January 1 and July 1 each year and as of the date of any Material Acquisition (as defined in the Exit Credit Agreement) or Material Disposition (as defined in the Exit Credit Agreement), (iii) commencing with the fiscal quarter ending March 31, 2018, a ratio of Debt (as defined in the Exit Credit Agreement) as of the end of each fiscal quarter to EBITDAX for the twelve months ending on the last day of such fiscal quarter, not to exceed 4.00 to 1.00, (iv) limitations on Consolidated Cash Balance, (v) limitations on general and administrative expenses and (vi) minimum liquidity requirements.

The Exit Credit Agreement also contains certain events of default, including non-payment; breaches of representations and warranties; non-compliance with covenants or other agreements; cross-default to material indebtedness; voluntary and involuntary bankruptcy; judgments; and change of control.

The foregoing description of the Exit Credit Agreement is qualified in its entirety by reference to such Exit Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Purchase Agreement

On the Effective Date, the Company and the Subsidiary, entered into a purchase agreement (the “Purchase Agreement”) with each entity identified as a Shenkman Purchaser on Appendix A to the Purchase Agreement (collectively, the “Shenkman Purchasers”), CVC Capital Partners (acting through such of its affiliates to managed funds as it deems appropriate), J.P. Morgan Securities LLC (acting through such of its affiliates or managed funds as it deems appropriate), Franklin Advisers, Inc. (as investment manager on behalf of certain funds and accounts), O’Connor Global Multi-Strategy Alpha Master Limited and Nineteen 77 Global Multi-Strategy Alpha (Levered) Master Limited (collectively, and together with each of their successors and assigns, the “Purchasers”), in connection with the issuance (the “Notes Offering”) of $40.0 million aggregate principal amount of the Company’s 13.50% Convertible Second Lien Senior Secured Notes due 2019 (the “Convertible Second Lien Notes”).

The Convertible Second Lien Notes were issued pursuant to the Indenture (the “Indenture”), dated as of the Effective Date, among the Company, as issuer, the Subsidiary, as Subsidiary Guarantor, and Wilmington Trust, National Association, as trustee and collateral agent (the “Trustee”). The Convertible Second Lien Notes are guaranteed by the Subsidiary.

The aggregate principal amount of the Convertible Second Lien Notes will be convertible at the option of the Purchasers at any time prior to the scheduled maturity date into an amount of the Company’s common stock, par value $0.01 per share (the “Common Stock”) equal to 15% of the Common Stock of the reorganized Company on a fully diluted basis. Upon closing, the Purchasers will be issued 10-year costless warrants for common stock equal to 20% of the Common Stock of the reorganized Company on a fully diluted basis, will take a second priority lien on all assets of the Debtors, and will have the right to appoint two members to the board of directors of the Company.

Convertible Second Lien Notes will be convertible at the conversion rate, which is the sum of the outstanding principal amount of Convertible Second Lien Notes to be converted, including any accrued and unpaid interest, divided by the conversion price, which shall initially be $21.3333, subject to certain adjustments as described in the Indenture. Upon conversion, the Company must deliver, at its option, either (1) a number of shares of its Common Stock determined as set forth in the Indenture, (2) cash or (3) a combination of shares of its Common Stock and cash, however the Company is restricted in its ability to redeem the Convertible Second Lien Notes with cash pursuant to the terms of the Exit Credit Agreement.

The Convertible Second Lien Notes were issued and sold to the Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereunder. The Purchasers intend to resell the Convertible Second Lien Notes only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain persons outside the United States in accordance with Regulation S under the Securities Act. The Convertible Second Lien Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Notes Offering closed on the Effective Date.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and the Subsidiary and obligations of the parties and termination provisions.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such Purchase Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Indenture

The Convertible Second Lien Notes are governed by the Indenture and are senior secured obligations of the Company. The Convertible Second Lien Notes are fully and unconditionally guaranteed on a senior secured basis by the Subsidiary.

Interest and Maturity

The Convertible Second Lien Notes will mature on August 30, 2019, or such later date as set forth in the Convertible Second Lien Notes, but in no event later than March 30, 2020. The Convertible Second Lien Notes bear interest at the rate of 13.50% per annum, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year. The Company may elect to pay all or any portion of interest in kind on the then outstanding principal amount of the Convertible Second Lien Notes by increasing the principal amount of the outstanding Convertible Second Lien Notes or by issuing additional Second Lien Notes (“PIK Interest Notes”). The PIK Interest Notes will not be convertible. During such time as the Exit Credit Agreement (but not any refinancing or replacement thereof) is in effect, interest on the Convertible Second Lien Notes must be paid in-kind.

Optional Redemption

At any time prior to October 12, 2018, the Company may redeem, in whole or in part, the Convertible Second Lien Notes, at a redemption price equal to 100% of the principal amount of the Convertible Second Lien Notes redeemed plus the Applicable Premium (as defined in the Indenture), and accrued and unpaid interest thereon, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date).

At any time on or after October 12, 2018, the Company may redeem, in whole or in part, the Convertible Second Lien Notes at the following redemption prices (expressed as percentages of the principal amount), plus accrued and unpaid interest thereon, if any, to, the applicable redemption date (subject to the right of holders of record on relevant record date to receive interest due on an interest payment date):

Period	Redemption Price
October 12, 2018 to April 12, 2019	106.75%
April 12, 2019 and thereafter	100.00%

Any redemption shall be made on a pro rata basis between the Convertible Second Lien Notes and PIK Interest Notes, subject to adjustment in a manner that most nearly approximates a pro rata basis.

Change of Control

If the Company experiences certain kinds of changes of control set forth in the Indenture, each holder of the Convertible Second Lien Notes may require the Company to repurchase all or a portion of its Convertible Second Lien Notes for cash at a price equal to 101% of the aggregate principal amount of such Convertible Second Lien Notes, plus any accrued but unpaid interest to the date of repurchase.

Certain Covenants

The Indenture contains covenants that, among other things and subject to certain exceptions and qualifications, limit the Company’s ability and the ability of its restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness; (iii) make investments; (iv) create certain liens; (v) enter into agreements that restrict dividends or other payments from their subsidiaries to them; (vi) transfer or sell assets and subsidiary stock; (vii) engage in transactions with affiliates; (viii) create unrestricted subsidiaries; and (ix) consolidate, merge or transfer all or substantially all of their assets.

Events of Default

Upon an Event of Default (as defined in the Indenture), the Trustee or the holders of at least 25% of the aggregate principal amount of then outstanding Convertible Second Lien Notes may declare the Convertible Second Lien Notes immediately due and payable, except that a default resulting from certain events of bankruptcy or insolvency with respect to the Company, any restricted subsidiary of the Company that is a significant subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary, will automatically cause all outstanding Convertible Second Lien Notes to become due and payable.

The foregoing description of the Indenture is qualified in its entirety by reference to such Indenture, a copy of which is filed herewith as Exhibit 4.1, and is incorporated herein by reference.

Notes Registration Rights Agreement

On the Effective Date, the Company entered into a registration rights agreement (the “Notes Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed to file with the Commission within 120 days following the Effective Date, a shelf registration statement for the offer and resale of the Convertible Second Lien Notes held by certain holders that duly request inclusion in such registration statement within 45 days of the Effective Date. The holders have customary demand, underwritten offering and piggyback registration rights, subject to the limitations set forth in the Notes Registration Rights Agreement. Under their underwritten offering registration rights, the holders may request to sell all or any portion of their Registrable Securities (as defined in the Notes Registration Rights Agreement) in an underwritten offering that is registered, subject to certain restrictions. The Notes Registration Rights Agreement contains other customary terms and conditions, including, without limitation, provisions with respect to blackout periods and indemnification.

The foregoing description of the Notes Registration Rights Agreement is qualified in its entirety by reference to such Notes Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Warrant Agreement

On the Effective Date, the Company issued to the Purchasers warrants (“2L Fee Warrants”) to purchase 2,499,999 shares of the Company’s Common Stock, representing 20% of the outstanding Common Stock of the reorganized Company on a fully diluted basis, exercisable for a ten (10) year period commencing on the Effective Date at an exercise price of $0.01 per share. The 2L Fee Warrants were issued pursuant to a warrant agreement (the “2L Warrant Agreement”) between the Company and American Stock Transfer & Trust Company, LLC (“AST”), as warrant agent.

The foregoing description of the Warrant Agreement is qualified in its entirety by reference to such Warrant Agreement, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Warrant Registration Rights Agreement

On the Effective Date, the Company entered into a registration rights agreement (the “Warrant Registration Rights Agreement”), pursuant to which the Company agreed to file with the Commission within 120 days following the Effective Date, a shelf registration statement for the offer and resale of the 2L Fee Warrants held by certain holders that duly request inclusion in such registration statement within 45 days of the Effective Date. The holders have customary demand, underwritten offering and piggyback registration rights, subject to the limitations set forth in the Warrant Registration Rights Agreement. Under their underwritten offering registration rights, the holders may request to sell all or any portion of their Registrable Securities (as defined in the Warrant Registration Rights Agreement) in an underwritten offering that is registered, subject to certain restrictions. The Warrant Registration Rights Agreement contains other customary terms and conditions, including, without limitation, provisions with respect to blackout periods and indemnification.

The foregoing description of the Warrant Registration Rights Agreement is qualified in its entirety by reference to such Warrant Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

UCC Warrant Agreement

On the Effective Date, the Company issued to former holders of unsecured notes and general unsecured claims warrants (“UCC Warrants”) to purchase 1,250,000 shares of the Company’s Common Stock, representing 10% of the outstanding Common Stock of the reorganized Company on a fully diluted basis, exercisable for a ten (10) year period commencing on the Effective Date at an equity strike price of $230 million as set forth in the Plan. The UCC Warrants were issued pursuant to a warrant agreement between the Company and AST, as warrant agent

The foregoing description of the Warrant Agreement is qualified in its entirety by reference to such Warrant Agreement, a copy of which is filed herewith as Exhibit 10.6 and is incorporated herein by reference.

Franklin Registration Rights Agreement

On the Effective Date, the Company entered into a registration rights agreement (the “Franklin Registration Rights Agreement”) with Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts (“Franklin”), pursuant to which the Company agreed to file with the Commission within 60 days after the Effective Date a registration statement for a shelf registration for the offer and resale of all Registrable Securities (as defined in the Franklin Registration Rights Agreement) held by Franklin, on a delayed or continuous basis.

At any time during the Shelf Period (as defined in the Franklin Registration Rights Agreement), the certain holders may request, to sell all or any portion of their Registrable Securities (as defined in the Franklin Registration Rights Agreement) in an underwritten offering that is registered, subject to certain restrictions. The Registration Rights Agreement contains other customary terms and conditions, including, without limitation, provisions with respect to blackout periods and indemnification.

The foregoing description of the Franklin Registration Rights Agreement is qualified in its entirety by reference to such Franklin Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.7 and is incorporated herein by reference.

Management Incentive Plan

The Bankruptcy Court approved the adoption of the Management Incentive Plan (as defined below) by the Company in its approval of the Confirmation Order. The information contained in Item 5.02 of this Current Report on Form 8-K under the sub-heading “Management Incentive Plan” is incorporated herein by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the effectiveness of and pursuant to the terms of the Plan, on the Effective Date, the obligations of the Company and its Subsidiary under the following agreements have been satisfied and discharged:

•	Second Amended and Restated Credit Agreement, dated as of September 22, 2009, by and among Goodrich Petroleum Company, L.L.C., as borrower, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto;

•	Approximately $429,000 aggregate outstanding principal amount of 3.25% Convertible Senior Notes due 2026;

•	Indenture, dated as of December 6, 2006, between Goodrich Petroleum Corporation and Wells Fargo Bank, National Association, as trustee, relating to approximately $429,000 aggregate outstanding principal amount of 3.25% Convertible Senior Notes due 2026;

•	Approximately $6.7 million aggregate outstanding principal amount of 5.00% Convertible Senior Notes due 2029;

•	Indenture, dated as of September 28, 2009, and First Supplemental Indenture, dated as of September 28, 2009, between Goodrich Petroleum Corporation and Wilmington Trust, National Association, as trustee, relating to approximately $6.7 million aggregate outstanding principal amount of 5.00% Convertible Senior Notes due 2029;

•	Approximately $94.2 million aggregate outstanding principal amount of 5.00% Convertible Senior Notes due 2032;

•	Indenture, dated as of September 28, 2009, and Third Supplemental Indenture, dated as of August 26, 2013, among Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C., as guarantor, and Wilmington Trust, National Association, as trustee, relating to approximately $94.2 million aggregate outstanding principal amount of 5.00% Convertible Senior Notes due 2032;

•	Approximately $116.8 million aggregate outstanding principal amount of 8.875% Senior Notes due 2019;

•	Indenture, dated as of March 2, 2011, among Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C., as guarantor, and Wilmington Trust, National Association, as trustee, relating to approximately $116.8 million aggregate outstanding principal amount of 8.875% Senior Notes due 2019;

•	Approximately $100 million aggregate outstanding principal amount of 8.00% Second Lien Senior Secured Notes due 2018;

•	Indenture, dated as of March 12, 2015, and First Supplemental Indenture, dated as of October 1, 2015, among Goodrich Petroleum Corporation, the Goodrich Petroleum Company, L.L.C., as guarantor, and U.S. Bank National Association, as trustee, relating to approximately $100 million aggregate outstanding principal amount of 8.00% Second Lien Senior Secured Notes due 2018;

•	Approximately $6.0 million aggregate outstanding principal amount of 5.00% Convertible Exchange Senior Notes due 2032;

•	Indenture, dated as of September 8, 2015, and First Supplemental Indenture, dated as of September 8, 2015, among Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C., as guarantor, and Wilmington Trust, National Association, as trustee, relating to approximately $6.0 million aggregate outstanding principal amount of 5.00% Convertible Exchange Senior Notes due 2032; and

•	Approximately $75 million aggregate outstanding principal amount of 8.875% Second Lien Senior Secured Notes due 2018; and

•	Indenture, dated as of October 1, 2015, among Goodrich Petroleum Corporation, the Goodrich Petroleum Company, L.L.C., as guarantor, and U.S. Bank National Association, as trustee, relating to approximately $75 million aggregate outstanding principal amount of 8.875% Second Lien Senior Secured Notes due 2018.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Exit Credit Agreement

The information contained in Item 1.01 of this Current Report on Form 8-K under the sub-heading “Exit Credit Agreement” is incorporated herein by reference into this Item 2.03.

Indenture

The information set forth in Item 1.01 of this Current Report on Form 8-K under the sub-headings “Purchase Agreement” and “Indenture” is incorporated herein by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities

On the Effective Date, all existing shares of old common stock of the Company were cancelled pursuant to the Plan, and the Company issued (i) 5,757,500 shares of Common Stock, pro rata, to the Company’s former second lien noteholders, (ii) 117,500 shares of Common Stock, pro rata, to the Company’s former unsecured noteholders and former holders of general unsecured claims, (iii) 1,250,000 UCC Warrants, pro rata, to the Company’s former unsecured noteholders and holders of general unsecured claims and (vi) 2,499,999 2L Warrants, pro rata, to the Purchasers of Convertible Second Lien Notes. The Confirmation Order and Plan provide for the exemption of the offer and sale of the shares of Common Stock of the Company, the UCC Warrants and the 2L Warrants (including shares of Common Stock issuable upon the exercise thereof) from the registration requirements of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 1145(a)(1) of the Bankruptcy Code. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under the Plan from registration under Section 5 of the Securities Act and state laws if certain requirements are satisfied.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders

The information provided in Item 1.01 and Item 1.02 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

Pursuant to the Plan, the new board of directors of the Company to take office as of the Effective Date, consists of: Walter G. Goodrich, Robert C. Turnham, Jr., Ronald F. Coleman, Eugene I. Davis, K. Adam Leight, Timothy D. Leuliette and Thomas M. Souers. Upon the effectiveness of the Plan, on the Effective Date, the following members of the Company’s existing board of directors were deemed to have resigned as directors of the Company: Josiah T. Austin, Michael J. Perdue, Arthur A. Seeligson, Stephen M. Straty and Gene Washington. None of the resignations resulted from any disagreement with the Company regarding any matter related to the Company’s operations, policies or practices.

Walter G. Goodrich

Walter G. Goodrich became chairman of the board of Goodrich Petroleum Corporation in May 2015. Mr. Goodrich served as vice chairman of the board since 2003 and has served as chief executive officer since 1995. Mr. Goodrich was Goodrich Oil Company’s vice president of exploration from 1985 to 1989 and its president from 1989 to 1995. Mr. Goodrich joined Goodrich Oil Company, which held interests in and served as operator of various properties owned by a predecessor of the Company, as an exploration geologist in 1980.

Robert C. Turnham, Jr.

Robert C. Turnham, Jr. has served as the chief operating officer of Goodrich Petroleum Corporation since 1995 and became president and chief operating officer in 2003. Mr. Turnham has held various positions in the oil and natural gas business since 1981. From 1981 to 1984, Mr. Turnham served as a financial analyst for Pennzoil. In 1984 he formed Turnham Interests, Inc. to pursue oil and natural gas investment opportunities. From 1993 to 1995, he served as president of Liberty Production Company, an oil and natural gas exploration and production company.

Ronald F. Coleman

Ronald F. Coleman is an energy executive with over 37 years of international and domestic oilfield services operations. From 2012 to 2014, Mr. Coleman was president North America and executive vice president of Archer. Prior to that, Mr. Coleman served as chief operating officer and executive vice president of Select Energy Services in 2011. Mr. Coleman spent 33 years at BJ Services Company, serving as vice president of operations in U.S. and Mexico from 1998 to 2007 and vice president North America pumping from 2007 to 2010. He has served on numerous boards, including Torqued Up Energy Services, Titan Liner (CWCS Company), Solaris Oil Field Services, and Ranger Energy Services. He has also been appointed by boards to serve in advising roles by CSL Energy Opportunities Fund II, LP, and Matador Resources Company.

Eugene I. Davis

Eugene I. Davis is the chairman and chief executive officer of PIRINATE Consulting Group, LLC. Since founding the firm in 1999, Mr. Davis has managed numerous debtor and creditor side restructuring and emergence assignments involving a range of industries, including the oil and gas industry. Mr. Davis currently serves as chairman of Aveos Fleet Performance Inc., Bluestem Group Inc., Merisant Co and Atlas Iron Ltd. In addition, Mr. Davis sits on numerous other boards, including public and private oil and gas companies. Mr. Davis holds a B.A. in international politics, a Master’s Degree in international affairs, and a J.D. from Columbia University.

K. Adam Leight

K. Adam Leight has spent 35 years building and managing investment research departments, and covering the energy industry for major financial institutions. Mr. Leight is presently a managing member of Ansonia Advisors LLC, which provides independent research, capital markets, and corporate advisory services to various institutions and to the energy industry. Prior to that, Mr. Leight served as a managing director at RBC Capital Markets from 2008 to 2016, managing director at Credit Suisse from 2000 to 2007 and managing director at Donaldson, Lufkin & Jenrette from 1994 to 2000. Before that, Mr. Leight was managing director at Cowen & Company, vice president at Drexel Burnham Lambert, and an analyst at Sutro & Co. Mr. Leight co-founded and served on the board of CARES Foundation and has also served on the boards of Falcon Capital Management, University of Wisconsin ASAP, Temple Sharley Tefilo-Israel, and Gates of Israel Foundation. Mr. Leight is a Chartered Financial Analyst (CFA) and holds an A.B. in economics from Washington University and an M.S. in investment finance from the University of Wisconsin.

Timothy D. Leuliette

Timothy D. Leuliette served as the president, chief executive officer and a member of the board of directors of Visteon Corporation from September 2012 to June 2015. Upon assuming his role at Visteon, Mr. Leuliette left FINNEA Group, a firm he had co-founded and where he was a senior managing director. He left the FINNEA Group’s predecessor firm to serve as chairman, president and chief executive officer of Dura Automotive LLC, for two years to oversee its emergence from bankruptcy, it’s financial and operational restructuring and its successful sale. Prior to that, Mr. Leuliette was co-chief executive officer of Asahi Tec Corporation and chairman and chief executive officer of its subsidiary Metaldyne Corporation, a company he co-founded in 2000. Mr. Leuliette was formerly president and chief operating officer of Penske Corporation, president and chief executive officer of ITT Automotive Group and senior vice president of ITT Industries Inc. Before joining ITT, Mr. Leuliette served as president and chief executive officer of Siemens Automotive L.P and was a member of the Siemens Automotive managing board and a corporate vice president of Siemens AG. Mr. Leuliette has also served on numerous boards and recent directorships, including Visteon Corporation, Business Leaders of Michigan, and The Detroit Economic Club. He is a past chairman of the board of The Detroit Branch of The Federal Reserve Bank of Chicago. Mr. Leuliette holds a B.S. in mechanical engineering and a Master’s Degree in business administration from the University of Michigan.

Thomas M. Souers

Thomas M. Souers has served as petroleum engineering consultant at Netherland, Sewell & Associates, Inc. since 1991. During that time, Mr. Souers worked on a range of oil and gas reserves estimations, property evaluations for sales and acquisitions, analysis of secondary recovery projects, field studies, deliverability studies, prospect evaluations, and economic evaluations utilizing deterministic methodology for projects in North America, Europe, Africa, South America, and Asia. Mr. Souers recent work has been with various clients involved with horizontal exploitation in the Permian, Delaware, and Mississippian Basins. Prior to that time, Mr. Souers served as an operations engineer with GLG Energy LP, senior staff engineer with Wacker Oil Inc., area manager with Transco Exploration Company, and supervising engineer with Exxon Company, U.S.A. Mr. Souers holds a B.S. in civil engineering from North Carolina State University and an M.S. in civil engineering from the University of Florida.

Management Incentive Plan

Subject to adjustment as provided below, the Plan provides for a Management Incentive Plan whereby the Company will initially grant and issue on the Effective Date 1,000,000 shares of Common Stock, representing 8% of the outstanding fully diluted shares as of the Effective Date (the “Exit Awards”). The Exit Awards will be divided into 728,261 primary Exit Awards (the “Primary Exit Awards”) and 271,739 secondary Exit Awards (the “Secondary Exit Awards”). 62.5% of the Primary Exit Awards will be issued on the Effective Date in the form of stock bonus payments that are fully vested and nonforfeitable as of the date of issuance of the awards. 37.5% of the Primary Exit Awards will be issued on the Effective Date in the form of restricted stock vesting in substantially equal installments on the first, second and third anniversaries of the Effective Date. The Secondary Exit Awards will be unvested and subject to forfeiture upon the achievement of performance conditions related to the market capitalization of the Company and exercise of the UCC Warrants or conversion of the Convertible Second Lien Notes. The Company’s new Compensation Committee will determine the number of additional shares to be granted after the Effective Date to employees, consultants and Directors as part of the Company’s long term incentive plan pursuant to the Plan. The Management Incentive Plan also provides for the grant of stock options (other than options that satisfy the requirements of incentive stock options pursuant to section 422 of the Internal Revenue Code), restricted stock, phantom shares, stock appreciation rights and fully vested bonus stock.

This summary is qualified in its entirety by reference to the full text of the Management Incentive Plan, which is attached as Exhibit 4.3 to the registration statement on Form S-8 filed by the Company with the Commission on October 12, 2016 and is incorporated herein by reference as Exhibit 10.8.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Plan, the Company amended and restated its certificate of incorporation (the “Charter”) and bylaws (the “Bylaws”), each of which became effective on the Effective Date. The Charter authorizes the Company to issue up to 75,000,000 shares of Common Stock, of which 12,500,000 were issued pursuant to the Plan. The Charter also authorizes the Company to issue up to 10,000,000 shares of preferred stock, of which none were issued pursuant to the Plan. A description of the key provisions of the Charter and Bylaws is included in the Company’s registration statement on Form S-8 filed with the Commission on October 12, 2016, which description is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of Charter and Bylaws, which are incorporated herein by reference as Exhibits 3.1 and 3.2, respectively.

Item 8.01 Other Events

On October 12, 2016, the Company issued a press release announcing its emergence from bankruptcy. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

3.1	Second Amended and Restated of Certificate of Incorporation of Goodrich Petroleum Corporation (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-8 (File No. 333-214080) filed on October 12, 2016).

3.2	Second Amended and Restated Bylaws of Goodrich Petroleum Corporation (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-8 (File No. 333-214080) filed on October 12, 2016).

4.1	Indenture, dated as of October 12, 2016, by and between Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C., as the Subsidiary Guarantor, and Wilmington Trust, National Association, as trustee and collateral agent, relating to the 13.50% Convertible Second Lien Senior Secured Notes due 2019.

10.1	Exit Credit Agreement, dated as of October 12, 2016, among Goodrich Petroleum Corporation, as Parent Guarantor, Goodrich Petroleum Company, L.L.C., as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders party thereto.

10.2	Note Purchase Agreement, dated as of October 12, 2016, by and among Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C., as subsidiary guarantor and the Purchasers named therein.

10.3	Registration Rights Agreement, dated as of October 12, 2016, by and among Goodrich Petroleum Corporation and the Holders party thereto, relating to the Convertible Second Lien Notes.

10.4	Warrant Agreement, dated as of October 12, 2016, by and between Goodrich Petroleum Corporation and American Stock Transfer & Trust Company, LLC, relating to the 2L Fee Warrants.

10.5	Registration Rights Agreement, dated as of October 12, 2016, by and among Goodrich Petroleum Corporation and the Holders party thereto, relating to the 2L Fee Warrants.

10.6	Warrant Agreement, dated as of October 12, 2016, by and between Goodrich Petroleum Corporation and American Stock Transfer & Trust Company, LLC, relating to the UCC Warrants.

10.7	Registration Rights Agreement, dated as of October 12, 2016, by and among Goodrich Petroleum Corporation and the Holders party thereto.

10.8	Goodrich Petroleum Corporation Management Incentive Plan (incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-8 (File No. 333-214080) filed on October 12, 2016).

99.1	Press Release, issued on October 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

October 14, 2016	By:	/s/ Michael J. Killelea
	Name:	Michael J. Killelea
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated of Certificate of Incorporation of Goodrich Petroleum Corporation (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-8 (File No. 333-214080) filed on October 12, 2016).

3.2	Second Amended and Restated Bylaws of Goodrich Petroleum Corporation (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-8 (File No. 333-214080) filed on October 12, 2016).

4.1	Indenture, dated as of October 12, 2016, by and between Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C., as the Subsidiary Guarantor, and Wilmington Trust, National Association, as trustee and collateral agent, relating to the 13.50% Convertible Second Lien Senior Secured Notes due 2019.

10.1	Exit Credit Agreement, dated as of October 12, 2016, among Goodrich Petroleum Corporation, as Parent Guarantor, Goodrich Petroleum Company, L.L.C., as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders party thereto.

10.2	Note Purchase Agreement, dated as of October 12, 2016, by and among Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C., as subsidiary guarantor and the Purchasers named therein.

10.3	Registration Rights Agreement, dated as of October 12, 2016, by and among Goodrich Petroleum Corporation and the Holders party thereto, relating to the Convertible Second Lien Notes.

10.4	Warrant Agreement, dated as of October 12, 2016, by and between Goodrich Petroleum Corporation and American Stock Transfer & Trust Company, LLC, relating to the 2L Fee Warrants.

10.5	Registration Rights Agreement, dated as of October 12, 2016, by and among Goodrich Petroleum Corporation and the Holders party thereto, relating to the 2L Fee Warrants.

10.6	Warrant Agreement, dated as of October 12, 2016, by and between Goodrich Petroleum Corporation and American Stock Transfer & Trust Company, LLC, relating to the UCC Warrants.

10.7	Registration Rights Agreement, dated as of October 12, 2016, by and among Goodrich Petroleum Corporation and the Holders party thereto.

10.8	Goodrich Petroleum Corporation Management Incentive Plan (incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-8 (File No. 333-214080) filed on October 12, 2016).

99.1	Press Release, issued on October 12, 2016.